EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Packaged Ice, Inc. and subsidiaries (the "Company") on Form S-3 of our report dated March 19, 1999, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



DELOITTE & TOUCHE LLP

Houston, Texas
September 27, 1999